Exhibit 5 - Opinion of Legality

GOODMAN AND CARR LLP                                                 Jay Goldman
Barristers and Solicitors                              Direct Line: 416.595.2409
Suite 2300, 200 King Street West                E-mail: jgoldman@goodmancarr.com
Toronto, Ontario                                          File Number: 333-89478
Canada  M5H 3W5


June 10, 2002

The Board of Directors of Altair International Inc.
1725 Sheridan Avenue
Suite 140
Cody, Wyoming  82414


Dear Sirs/Mesdames:


Re:      Registration Statement on Form S-3, File No. 333-89478
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We have acted as Ontario  counsel to Altair  International  Inc., a  corporation incorporated under the laws of the Province of Ontario (the "Corporation") in connection with the preparation of the Corporation's Registration Statement on Form S-3, File No. 333-8978 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of common shares (the "Common Shares") of the Corporation for sale by the selling shareholders identified in the Registration Statement. In connection with the opinions hereinafter expressed, we have conducted or caused to be conducted such searches as we have considered necessary, advisable or relevant. We have also prepared or examined all such documents, corporate records of the Corporation, certificates of officers of the Corporation, and other materials as we considered advisable or relevant. We have also examined such statutes, corporate and public records and other documents including certificates or statements of public officials, and considered such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed. For the purposes of the opinions set forth below, we have assumed, with respect to all documents examined by us, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic or original documents of all documents submitted to us as certified, conformed, telecopied or photostatic copies and the legal capacity at all relevant times of any natural person signing any such document.

We are solicitors qualified to carry on the practice of law in the Province of Ontario only. We express no opinion as to any laws, or matters governed by any laws, other than the laws of the Province of Ontario and the federal laws of Canada applicable therein as such laws exist on the date hereof.


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Based upon and subject to the foregoing, we are of the opinion that:

(a) (i) the 937,500 Common Shares registered under the Registration Statement and described therein as being offered by Cranshire Capital, L.P.; (ii) the 312,500 Common Shares registered under the Registration Statement and described therein as being offered by Iron Equity Fund LP; and (iii) the 50,000 Common Shares registered under the Registration Statement and described therein as being offered by Charles van Musscher have been legally issued as fully paid and non-assessable shares; and

(b) assuming such Common Shares are issued in compliance with the terms and conditions of the governing warrants, including receipt of the exercise price specified in the governing warrants, the Common Shares registered under the Registration Statement and issuable upon exercise of (i) 234,375 warrants to purchase Common Shares described in the Registration Statement as being held by Cranshire Capital, LP, (ii) 78,125 warrants to purchase Common Shares described in the Registration Statement as being held by Iron Equity Fund LP, (iii) 200,000 warrants to purchase Common Shares described in the Registration Statement as being held by Irvine Management Group; (iv) 25,000 warrants to purchase Common Shares described in the Registration Statement as being held by Murilyn Tulio; and (v) 10,000 warrants to purchase Common Shares described in the Registration Statement as being held by Ego Capital Corp. will be legally issued as fully paid and non-assessable shares.

We hereby consent to the reference to our firm under "Legal Matters" in the prospectus which constitutes a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,

/s/ Goodman and Carr LLP
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    Goodman and Carr LLP